Exhibit 99.1
ChargePoint reports first quarter fiscal year 2023 financial results

Quarterly revenue increased 102% year over year reflecting momentum across all verticals

•Achieved record growth in Europe with 67% sequential quarterly revenue growth
•Over 188,000 activated ports under management as of April 30, with approximately 57,000 in Europe
•Fortified balance sheet with $300 million cash raise from convertible notes offering
•Confirms full-year revenue guidance of $450 million to $500 million for fiscal year 2023

Campbell, Calif. – May 31, 2022 – ChargePoint Holdings, Inc. (NYSE:CHPT) (“ChargePoint”), a leading electric vehicle (EV) charging network, today reported results for its first quarter of fiscal 2023 ended April 30, 2022.
“Positive first quarter results, despite expected significant headwinds due to global supply constraints, are a testament to the strength of our business,” said Pasquale Romano, president and CEO of ChargePoint. “Our investments in a comprehensive portfolio for all verticals we serve continue to set us apart when customers seek a charging solution.”
First Quarter Fiscal 2023 Financial Overview

•Revenue. For the first quarter, revenue was $81.6 million, an increase of 102% from $40.5 million in the prior year’s same quarter. Networked charging systems revenue for the first quarter was $59.6 million, an increase of 122% from $26.8 million in the prior year’s same quarter and subscription revenue was $17.6 million, up 63% from $10.8 million in the prior year’s same quarter.

•Gross Margin. First quarter GAAP gross margin was 15%, down from 23% in the prior year's same quarter as newer, currently lower margin, products performed strongly relative to more mature, higher margin offerings, and due to supply chain disruptions, which affected both cost and supply availability. First quarter non-GAAP gross margin, which primarily excludes stock-based compensation expense and amortization from acquired intangible assets, was 17% compared to 23% in the prior year's same quarter due to the same factors.

•Net Income/Loss. First quarter GAAP net loss was $89.3 million, which included a $2.9 million amortization expense from acquired intangible assets and $15.5 million in stock-based compensation expense. Non-GAAP pre-tax net loss in the first quarter, which excludes stock-based compensation expense and other items, was $71.7 million as compared to $39.4 million in the prior year's same quarter.
•Liquidity. As of April 30, 2022, cash on the balance sheet was $541.0 million.
•Shares Outstanding. As of April 30, 2022, there were approximately 337 million shares of common stock outstanding.
For a reconciliation of GAAP to non-GAAP results, please see the tables below.
Second Quarter and Full Year Guidance
For the second fiscal quarter ending July 31, 2022, ChargePoint expects revenue of $96 million to $106  million. At the midpoint, this represents an anticipated increase of 80% as compared to the prior year’s same quarter.
For the full fiscal year ending January 31, 2023, ChargePoint continues to expect:
•Revenue of $450 million to $500 million. At the midpoint, this represents an anticipated increase of 96% as compared to the prior year
•Non-GAAP gross margin of 22% to 26%
•Non-GAAP operating expenses of $350 million to $370 million. At the midpoint, this represents an anticipated increase of 50% as compared to the prior year

Guidance for non-GAAP financial measures excludes amortization expense of acquired intangible assets, stock-based compensation expense, earn-out-related payroll tax expense, and non-recurring costs and professional services fees related to acquisitions and security offerings. ChargePoint is not be able to present a reconciliation of non-GAAP financial guidance to the corresponding GAAP measures because certain items that impact these measures are uncertain or out of its control, or cannot be reasonably predicted, including stock-based compensation expense, without unreasonable effort. The actual amounts of such reconciling items will have a significant impact on ChargePoint's GAAP gross margin and GAAP operating expenses.
Conference Call Information
ChargePoint will host a webcast today at 1:30 p.m. Pacific / 4:30 p.m. Eastern to review its first quarter fiscal 2023 financial results and its outlook for the second quarter of and full year fiscal 2023.
Investors may access the webcast, supplemental financial information and investor presentation at ChargePoint’s investor relations website (investors.chargepoint.com) under the “Events and Presentations” section. A replay will be available three hours after the conclusion of the webcast and archived for one year.
About ChargePoint
ChargePoint is creating a new fueling network to move people and goods on electricity. Since 2007, ChargePoint has been committed to making it easy for businesses and drivers to go electric with one of the largest EV charging networks and a comprehensive portfolio of charging solutions available today. ChargePoint’s cloud subscription platform and software-defined charging hardware are designed to include options for every charging scenario from home and multifamily to workplace, parking, hospitality, retail and transport fleets of all types. Today, one ChargePoint account provides access to hundreds-of-thousands of places to charge in North America and Europe. To date, more than 105 million charging sessions have been delivered, with drivers plugging into the ChargePoint network every two seconds or less. For more information, visit the ChargePoint pressroom, the ChargePoint Investor Relations site, or contact ChargePoint’s North American or European press offices or Investor Relations.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks, uncertainties, and assumptions including statements regarding our financial outlook for the second fiscal quarter and fiscal year ending January 31, 2023. There are a significant number of factors that could cause actual results to differ materially from the statements made in this press release, including: the impact of the COVID-19 pandemic, geopolitical events including the Russian invasion of Ukraine, macroeconomic trends including changes in inflation or interest rates, or other events beyond our control on the overall economy, our business and those of our customers and suppliers, including due to supply chain disruptions, component shortages and expense increases; our limited operating history as a public company; our ability as an organization to successfully acquire and integrate other companies, products or technologies in a successful manner; our dependence on widespread acceptance and adoption of EVs and increased installation of charging stations; our current dependence on sales of charging stations for most of our revenues; overall demand for EV charging and the potential for reduced demand for EVs if governmental rebates, tax credits and other financial incentives are reduced, modified or eliminated or governmental mandates to increase the use of EVs or decrease the use of vehicles powered by fossil fuels, either directly or indirectly through mandated limits on carbon emissions, are reduced, modified or eliminated; supply chain interruptions, delays and expense increases may adversely affect our sales, revenue and gross margins; unexpected delays in new product introductions; our ability to expand our operations and market share in Europe; the need to attract additional fleet operators as customers; potential adverse effects on our revenue and gross margins due to supply chain disruptions, component shortages and related expense increases or if customers increasingly claim clean energy credits and, as a result, they are no longer available to be claimed by us; the effects of competition; risks related to our dependence on our intellectual property; and the risk that our technology could have undetected defects or errors. Additional risks and uncertainties that could affect our financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on April 4, 2022, which is available on our website at investors.chargepoint.com and on the SEC’s website at www.sec.gov. Additional information will also be set forth in other filings that we make with the SEC from time to time. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by applicable law.
Use of Non-GAAP Financial Measures
ChargePoint has provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). ChargePoint uses these non-GAAP financial measures internally in analyzing its financial results and believes that the use of these non-GAAP financial measures is useful to investors to evaluate ongoing operating results and trends, and in comparing ChargePoint’s financial results with other companies in its industry as well other technology companies, many of which present similar non-GAAP financial measures.
The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with ChargePoint’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of ChargePoint’s historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review these reconciliations.

Non-GAAP Gross Profit (Gross Margin). ChargePoint defines non-GAAP gross profit as gross profit excluding amortization expense of acquired intangible assets and stock-based compensation expense. Non-GAAP gross margin is non-GAAP gross profit as a percentage of revenue.

Non-GAAP Cost of Revenue and Operating Expenses (includes Non-GAAP research and development, Non-GAAP sales and marketing and Non-GAAP general and administrative). ChargePoint defines Non-GAAP cost of revenue and operating expenses as cost of revenue and operating expenses excluding amortization expense of acquired intangible assets, stock-based compensation expense, earn-out-related payroll tax expense, and non-recurring costs and professional services fees associated with acquisitions and security offerings.

Non-GAAP Net Loss. ChargePoint defines non-GAAP net loss as net income (loss) excluding amortization expense of acquired intangible assets, stock-based compensation expense and the associated stock-based payroll tax expense, offering costs allocated to warrant liabilities, non-recurring costs and professional services fees associated with acquisitions and security offerings, and non-cash charges related to the revaluation of warrants, earn-out liabilities, and other financial instruments. These amounts do not reflect the impact of any related tax effects. Non-GAAP pre-tax net loss is non-GAAP net loss adjusted for provision for income taxes.
Investors are cautioned that there are a number of limitations associated with the use of non-GAAP financial measures to analyze financial results and trends. In particular, many of the adjustments to ChargePoint’s GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in its financial results for the foreseeable future, such as stock-based compensation, which is an important part of ChargePoint’s employees’ compensation and impacts hiring, retention and performance. Furthermore, these non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP, and the components that ChargePoint excludes in its calculation of non-GAAP financial measures may differ from the components that other companies exclude when they report their non-GAAP results. ChargePoint compensates for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures. In the future, ChargePoint may also exclude other expenses it determines do not reflect the performance of ChargePoint’s operating results.
CHPT-IR
Contacts
Investor Relations
Patrick Hamer
VP, Capital Markets and Investor Relations
Patrick.Hamer@chargepoint.com
investors@chargepoint.com
Press
Jennifer Bowcock
VP, Communications
Jennifer.Bowcock@chargepoint.com
media@chargepoint.com

ChargePoint Holdings, Inc.
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts; unaudited)

	Three Months Ended April 30,
	2022	2021
Revenue
Networked charging systems	$59,551	$26,800
Subscriptions	17,646	10,824
Other	4,436	2,886
Total revenue	81,633	40,510
Cost of revenue
Networked charging systems	56,266	23,742
Subscriptions	10,628	5,640
Other	2,632	1,911
Total cost of revenue	69,526	31,293
Gross profit	12,107	9,217
Operating expenses
Research and development	48,302	25,374
Sales and marketing	32,588	15,974
General and administrative	21,047	14,467
Total operating expenses	101,937	55,815
Loss from operations	(89,830)	(46,598)
Interest income	106	22
Interest expense	(933)	(1,499)
Change in fair value of redeemable convertible preferred stock warrant liability	—	9,237
Change in fair value of assumed common stock warrant liabilities	(24)	43,761
Change in fair value of contingent earnout liability	—	84,420
Transaction costs expensed	—	(7,031)
Other (expense) income, net	(447)	15
Net income (loss) before income taxes	(91,128)	82,327
Provision for income taxes	(1,862)	38
Net income (loss)	$(89,266)	$82,289
Cumulative undeclared dividends on redeemable convertible preferred stock	—	(4,292)
Deemed dividends attributable to vested option holders	—	(51,855)
Deemed dividends attributable to common stock warrants holders	—	(110,635)
Net loss attributable to common stockholders, basic	$(89,266)	$(84,493)
Gain attributable to earnout shares issued	—	(53,820)
Change in fair value of dilutive warrants	—	(49,471)
Net loss attributable to common stockholders, diluted	$(89,266)	$(187,784)
Net loss per share - Basic	$(0.27)	$(0.39)
Net loss per share - Diluted	$(0.27)	$(0.83)
Weighted average shares outstanding - Basic	335,509,386	218,615,863
Weighted average shares outstanding - Diluted	335,509,386	225,533,389

ChargePoint Holdings, Inc.
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	April 30, 2022	January 31, 2022
Assets
Current assets:
Cash and cash equivalents	$540,583	$315,235
Restricted cash	400	400
Accounts receivable, net	79,855	75,939
Inventories	45,305	35,879
Prepaid expenses and other current assets	46,086	36,603
Total current assets	712,229	464,056
Property and equipment, net	35,196	34,593
Intangible assets, net	99,719	107,209
Operating lease right-of-use assets	23,970	25,535
Goodwill	209,927	218,484
Other assets	6,275	6,020
Total assets	$1,087,316	$855,897
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$35,350	$27,576
Accrued and other current liabilities	89,938	84,328
Deferred revenue	81,881	77,142
Total current liabilities	207,169	189,046
Deferred revenue, noncurrent	75,610	69,666
Debt, noncurrent	294,070	—
Operating lease liabilities	24,034	25,370
Deferred tax liabilities	14,597	17,697
Other long-term liabilities	6,744	7,104
Total liabilities	622,224	308,883
Stockholders' equity (deficit):
Common stock	34	33
Additional paid-in capital	1,387,139	1,366,855
Accumulated other comprehensive loss	(21,160)	(8,219)
Accumulated deficit	(900,921)	(811,655)
Total stockholders' equity	465,092	547,014
Total liabilities and stockholders' equity	$1,087,316	$855,897

ChargePoint Holdings, Inc.
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Three Months Ended April 30,
	2022	2021
Cash flows from operating activities
Net income (loss)	$(89,266)	$82,289
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,220	2,741
Non-cash operating lease cost	1,224	977
Stock-based compensation	15,527	7,577
Amortization of deferred contract acquisition costs	538	399
Change in fair value of redeemable convertible preferred stock warrant liability	—	(9,237)
Change in fair value of common stock warrant liabilities	24	(43,761)
Change in fair value of contingent earnout liabilities	—	(84,420)
Transaction costs expensed	—	7,031
Other	300	1,096
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	(5,941)	32
Inventories	(9,832)	4,894
Prepaid expenses and other assets	(10,300)	(6,166)
Operating lease liabilities	(1,166)	(373)
Accounts payable	2,757	(3,463)
Accrued and other liabilities	8,224	(4,952)
Deferred revenue	10,683	7,797
Net cash used in operating activities	(71,008)	(37,539)
Cash flows from investing activities
Purchases of property and equipment	(3,190)	(4,138)
Cash paid for acquisitions, net of cash acquired	(2,569)	—
Net cash used in investing activities	(5,759)	(4,138)
Cash flows from financing activities
Proceeds from the exercise of public warrants	—	73,323
Merger and PIPE financing	—	511,646
Payments of transaction costs related to Merger	—	(30,115)
Payment of tax withholding obligations on settlement of earnout shares	—	(12,815)
Proceeds from issuance of debt securities, net of discount and issuance costs	296,037	—
Repayment of borrowings	—	(36,051)
Proceeds from issuance of stock in connection with stock plans, net of withholding taxes	770	—
Proceeds from issuance of common stock upon ESPP purchase	3,920	—
Change in driver funds and amounts due to customers	2,391	—
Net cash provided by financing activities	303,118	505,988
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(1,003)	7
Net increase in cash, cash equivalents, and restricted cash	225,348	464,318
Cash, cash equivalents, and restricted cash at beginning of period	315,635	145,891
Cash, cash equivalents, and restricted cash at end of period	$540,983	$610,209

ChargePoint Holdings, Inc.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, unaudited)

	Three Months Ended April 30, 2022		Three Months Ended April 30, 2021
Cost of Revenue:
GAAP cost of revenue	$69,526		$31,293
Stock-based compensation expense	(785)		(24)
Amortization of intangible assets	(620)		—
Non-GAAP cost of revenue	$68,121		$31,269
Non-GAAP gross profit (gross margin as a percentage of revenue)	$13,512	17%	$9,241	23%

Operating Expenses:
GAAP research and development	$48,302		$25,374
Stock-based compensation expense	(5,978)		(675)
Earn-out-related taxes (1)	—		(346)
Non-GAAP research and development (as a percentage of revenue)	$42,324	52%	$24,353	60%

GAAP sales and marketing	$32,588		$15,974
Stock-based compensation expense	(2,546)		(598)
Earn-out-related taxes (1)	—		(418)
Amortization of intangible assets	(2,241)		—
Non-GAAP sales and marketing (as a percentage of revenue)	$27,801	34%	$14,958	37%

GAAP general and administrative	$21,047		$14,467
Stock-based compensation expense	(6,218)		(6,280)
Earn-out-related taxes (1)	—		(335)
Acquisition-related costs (2)	(1,011)		—
Non-GAAP general and administrative (as a percentage of revenue)	$13,818	17%	$7,852	19%

Non-GAAP Operating Expenses (as a percentage of revenue)	$83,943	103%	$47,163	116%

Net Loss:
GAAP net income (loss)	$(89,266)		$82,289
Stock-based compensation expense	15,527		7,577
Earn-out-related taxes (1)	—		1,099
Acquisition-related costs (2)	1,011		—
Amortization of intangible assets	2,861		—
Change in fair value of preferred stock warrant liability	—		(9,237)
Change in fair value of assumed common stock warrant liability	24		(43,761)
Change in fair value of contingent earn-out liability	—		(84,420)
Offering costs allocated to warrant liabilities	—		7,031
Non-GAAP net loss (as a percentage of revenue)	$(69,843)	(86)%	$(39,422)	(97)%
Provision for income taxes	(1,862)		38
Non-GAAP pre-tax net loss (as a percentage of revenue)	$(71,705)	(88)%	$(39,384)	(97)%

(1)Consists of employment taxes paid related to shares issued as part of the earnout.
(2)Consists of professional services fees related to acquisitions.